UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

STEIN MART, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Stein Mart, Inc.

1200 Riverplace Boulevard

Jacksonville, Florida 32207

May 16, 2014

TO OUR SHAREHOLDERS:

You may have recently received a copy of the Proxy Statement relating to the 2014 annual meeting of shareholders of Stein Mart, Inc. (the “Company”). After we began mailing the Proxy Statement to our shareholders, we determined that page 1 of the Proxy Statement had inadvertently stated the total number of shares of common stock outstanding and entitled to vote as of the record date as 43,869,441, rather than 44,812,936.

The information in the enclosed amendment sets forth the correct number of shares of common stock issued and outstanding as of the record date, April 17, 2014, as 44,812,936 on page 1 of the original Proxy Statement and makes corresponding changes to the beneficial ownership percentages of Mr. Jay Stein and the directors and officers as a group, at pages 4 and 5 of the Proxy Statement. You should read the entire Proxy Statement, as revised by the enclosed amendment, prior to returning your proxy for the 2014 annual meeting.

The enclosed amendment, along with the original Proxy Statement, related form of proxy and our Annual Report to Shareholders for the year ended February 1, 2014, are also available at www.proxyvote.com.

Sincerely,

Gregory W. Kleffner

Secretary

YOUR VOTE IS IMPORTANT.

PLEASE SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE.

PROXY STATEMENT AMENDMENT

Who is entitled to vote at the meeting?

Holders of common stock as of the close of business on the record date, April 17, 2014, will receive notice of, and be eligible to vote at, our annual meeting of shareholders and at any adjournment or postponement of such meeting. At the close of business on the record date, we had 44,812,936 shares of common stock outstanding and entitled to vote.

Security Ownership of Directors and Executive Officers

The following table sets forth certain information with respect to beneficial ownership of our common stock as of April 17, 2014 by: (i) each director; (ii) each current executive officer named in the Summary Compensation Table and (iii) all directors and executive officers as a group.

	Amount and Nature	Percent
Name	of Beneficial Ownership(1)	of Class(*)
Jay Stein(2)	15,203,716	33.9%
Ralph Alexander(3)(4)	41,912	*
Alvin R. Carpenter(3)	40,061	*
Irwin Cohen(3)	35,350	*
Susan Falk(3)	37,381	*
Linda M. Farthing(3)	55,661	*
D. Hunt Hawkins(3)	194,429	*
Gregory W. Kleffner(3)	191,522	*
Mitchell W. Legler(3)	153,703	*
Brian R. Morrow(3)	233,298	*
Gary L. Pierce(3)	111,757	*
Richard L. Sisisky(3)	62,599	*
Martin E. Stein, Jr.(3)(4)	59,068	*
Burton M. Tansky(5)	0	*
J. Wayne Weaver(6)	0	*
John H. Williams, Jr.(7)	211,700	*
All directors, director nominees and executive officers as a group (16 persons)(2)(3)(4)(6)	16,632,157	36.9%

(*)	Amount is less than one percent (1%) of total outstanding common stock.
(1)	All shares of common stock included in the table are subject to the sole investment and voting power of the respective directors and executive officers, except as otherwise set forth in the footnotes below.
(2)	Shares consist of 11,878,260 shares held by Stein Ventures Limited Partnership, the general partner of which is Cary Ventures, Inc., 21,894 shares held by the Jay and Deanie Stein Foundation over which Mr. Stein has sole voting and dispositive power as trustee of the Foundation, 40,275 shares held by Cary Ventures, Inc., a corporation wholly-owned by Mr. Stein, 984,299 shares held by Jay Stein, 731,600 shares owned by a trust for the benefit of Deanie Stein and over which Mr. Stein has sole voting and dispositive power as trustee, 773,694 shares owned by the Berry Hattie Stein 2013 Trust over which Mr. Stein has sole voting and dispositive power as trustee and 773,694 shares owned by the Jay Meredith Stein 2013 Trust over which Mr. Stein has sole voting and dispositive power as trustee.
(3)	Includes the following shares which are not currently outstanding but which the named shareholders are entitled to receive upon exercise of options that are currently exercisable or that become exercisable within sixty (60) days of April 17, 2014:

Ralph Alexander	13,026
Irwin Cohen	13,026
Susan Falk	8,495
Linda M. Farthing	8,495
D. Hunt Hawkins	56,065
Gregory W. Kleffner	59,803

Mitchell W. Legler	8,495
Brian R. Morrow	78,491
Gary L. Pierce	33,638
Richard L. Sisisky	8,495
Martin E. Stein, Jr.	8,495

All directors and executive officers as a group (15 persons)	296,524

Includes the following shares of restricted stock which are currently outstanding and will be delivered to each individual upon vesting:

Ralph Alexander	13,893
Alvin R. Carpenter	13,893
Irwin Cohen	13,893
Susan Falk	13,893
Linda M. Farthing	13,893
D. Hunt Hawkins	47,020
Gregory W. Kleffner	40,600
Mitchell W. Legler	30,663
Brian R. Morrow	61,140
Gary L. Pierce	31,030
Richard L. Sisisky	13,893
Martin E. Stein, Jr.	13,893

All directors and executive officers as a group (15 persons)	307,704

(4)	Messrs. Alexander and Stein are retiring from the Board effective as of the 2014 Annual Meeting.
(5)	Mr. Tansky was appointed to the Board of Directors on January 21, 2014.
(6)	Mr. Weaver has been nominated by the Board of Directors to stand for election at the 2014 Annual Meeting.
(7)	Includes 211,700 shares owned jointly by Mr. Williams and his wife.